Item 77Q-1     Morgan Stanley Balanced Fund

On   February  6,  2006,  the  Board  of  Trustees  approved
Agreements  and  Plans of Reorganization dated  February  6,
2006  (the  "Agreements") with respect to the reorganization between  each  of  Morgan Stanley Income  Builder  Fund  and
Morgan  Stanley Balanced Income Fund, on the one  hand,  and
Morgan  Stanley  Balanced Fund (the "Fund"),  on  the  other
hand.   The  Agreements are hereby incorporated by reference
to  Exhibit A of the Proxy Statement included in Form N-14/A filed by the Fund via EDGAR on May 16, 2006.